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                                                                    EXHIBIT 4.24

CONFORMED COPY

                              ASSUMPTION AGREEMENT
                                   AND CONSENT

                              DATED MARCH 26, 2003

                                   MARCONI PLC

                                       AND

                             MARCONI CORPORATION PLC

                                       AND

          LEMELSON MEDICAL, EDUCATION AND RESEARCH FOUNDATION, LIMITED
                                   PARTNERSHIP

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THIS ASSUMPTION AGREEMENT AND CONSENT ("AGREEMENT") is made as of March 26 ,
2003

BETWEEN:

(1) Marconi plc (registered number 03846429) whose registered office is at New Century Park, PO Box 53, Coventry, CV3 1HJ. (the ORIGINAL CONTRACTING PARTY);

(2) Marconi Corporation plc (registered number 00067307) whose registered office is at New Century Park, PO Box 53, Coventry, CV3 1HJ. (the NEW CONTRACTING PARTY); and

(3) Lemelson Medical, Education and Research Foundation, Limited Partnership whose principal place of business is at Tahoe Boulevard #1802, Incline Village, Nevada, U.S.A NV 89451 (the CONTINUING CONTRACTING PARTY).

RECITALS:

(A) The Original Contracting Party and the Continuing Contracting Party entered into an agreement dated 1st December 1999 (the "ORIGINAL AGREEMENT") in which the Continuing Contracting Party granted to the Original Contracting Party a non-exclusive licence in relation to Licensed Patents as defined and described in the Original Agreement.

(B) The Original Contracting Party wishes to be released and discharged from the Original Agreement and the Continuing Contracting Party has agreed to release and discharge the Original Contracting Party on the terms of the New Contracting Party's undertaking to perform, discharge and observe the terms of the Original Agreement in place of the Original Contracting Party.

(C)      This Agreement is supplemental to the Original Agreement.

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this Agreement, the parties agree as follows:

1.       ASSUMPTION AND CONSENT

1.1 This Agreement shall have effect or be deemed to have effect from the date of the Original Agreement (the EFFECTIVE DATE).

1.2 The New Contracting Party agrees to and undertakes to the Continuing Contracting Party to accept and to perform, discharge and observe all obligations and liabilities to be performed, discharged or observed by the Original Contracting Party under the Original Agreement in every way as if the New Contracting Party were named in the Original Agreement in place of the Original Contracting Party with effect from the Effective Date.

1.3 In consideration of the New Contracting Party's undertaking in subclause 1.2 hereof, the Continuing Contracting Party fully and completely releases and discharges the Original Contracting Party from all claims, demands, duties, obligations and liabilities whatsoever in respect of the Original Agreement arising whether before, on or after the Effective Date. The Continuing Contracting Party consents to the assignment of all duties, obligations and liabilities to the New Contracting Party by the Original Contracting Party and the Continuing

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         Contracting Party accepts the liability of the New Contracting Party in lieu of the liability of the Original Contracting Party for all liabilities whether such liabilities arose before, on or after the Effective Date.

1.4 The Continuing Contracting Party undertakes to the New Contracting Party to perform, discharge and observe all such obligations and liabilities on the part of the Continuing Contracting Party under the Original Agreement, as amended and supplemented by this Agreement and acknowledges that the New Contracting Party shall be entitled to the rights and benefits of the Original Agreement, as amended and supplemented by this Agreement as if the New Contracting Party were named in the Original Agreement in place of the Original Contracting Party with effect from the Effective Date.

1.5 The Original Agreement, as amended and supplemented by this Agreement, shall continue in full force and effect.

2.       GENERAL

2.1 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

2.2 This Agreement is governed by and shall be construed in accordance with the law of the State of Nevada. Each party submits to the jurisdiction of the courts of the State of Nevada for all purposes relating to this Agreement.

2.3 The Recitals are true and correct and are incorporated into this Agreement as if fully set forth herein.

IN WITNESS of which this Agreement has been executed and has been delivered on the date which appears first on page 1.

EXECUTED as an agreement by                ) C. HOLDEN
Marconi plc                                ) Director
Acting by C. HOLDEN                        ) MARY SKELLY
and M. SKELLY                              ) Secretary

EXECUTED as an agreement by                ) C. HOLDEN
Marconi Corporation plc                    ) Director
Acting by C.HOLDEN                         ) MARY SKELLY
and M. SKELLY                              ) Secretary

EXECUTED as an agreement by                ) Lemelson Educational and Research
                                             Corporation
Lemelson Medical, Education and Research   ) Its: General Partner
Foundation, Limited

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Partnership

acting by                                    DOROTHY LEMELSON

and                                          Dorothy Lemelson, President
                                             & Secretary